UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/29/2012

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 29, 2012, Schneider Power Providence Bay Inc. ("SPI Providence Bay"), a wholly-owned tier two subsidiary of the Registrant, and Central 1 Credit Union ("Central 1"), entered into a letter agreement (the "Letter Agreement") pursuant to which SPI Providence Bay and Central 1 agreed to renew and amend the terms of a certain term loan in the approximate principal amount of CAD $1.2 million.   The material amendments to the term loan are: (1) the maturity date was amended to April 10, 2017 (from April 3, 2012) and (ii) the interest rate was amended to 6% per annum (from 7% per annum). Pursuant to the terms of the Letter Agreement, SPI Providence Bay will make 60 monthly payments of CAD $12,899.16 and a final payment of CAD $667,421.65 on the maturity date.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures made in Item 1.01 are incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: April 04, 2012	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer